INDEMNITY AGREEMENT

THIS AGREEMENT is made as of the ⬤ day of ⬤, 20⬤.

BETWEEN:

SPHERE 3D CORP., a corporation existing under the laws of the Province of Ontario (the "Corporation")

-and-

[⬤], an individual principally residing at ⬤ (the "Indemnified Party").

RECITALS:

A. The Indemnified Party is a duly elected or appointed director or officer of the Corporation;

B.  The Corporation considers it desirable and in the best interests of the Corporation to enter into this Agreement to set out the circumstances and manner in which the Indemnified Party may be indemnified in respect of certain liabilities, expenses and/or other exposures which the Indemnified Party may incur as a result of acting as a director or officer of the Corporation; and

C. The by-laws of the Corporation contemplate that the Indemnified Party be indemnified or receive advancement of expenses in certain circumstances.

THEREFORE, in consideration of the mutual covenants and agreements contained herein and other good and valuable consideration, the receipt and sufficiency whereof is mutually acknowledged, the Indemnified Party and the Corporation covenant and agree as follows:

1. Indemnity

Subject to Section 4 and Section 8 of this Agreement, the Corporation agrees to indemnify and save harmless the Indemnified Party and the heirs and legal representatives of the Indemnified Party to the fullest extent permitted by applicable law against any and all Liabilities (as defined below).

"Expenses" means all costs, professional fees and retainers and other expenses of whatever nature or kind.

"Liabilities" means any and all losses, liabilities, claims, damages, fines, penalties, charges and Expenses which are incurred by the Indemnified Party in respect of any Proceeding (as defined below), including, without limitation:

(a) an amount paid to settle an action or satisfy a judgment in respect of any Proceeding;

(b) all reasonable legal and other professional fees and disbursements incurred in connection with any Proceeding or appeal thereof;

(c) all reasonable out-of-pocket Expenses incurred by the Indemnified Party to prepare for any Proceeding or appeal thereof, including out-of-pocket Expenses for attending discoveries, trials, hearings, and meetings;

(d) any fines or other financial penalties imposed against the Indemnified Party in connection with any Proceeding or appeal thereof; and

(e) the full amount of any income taxes that the Indemnified Party is required to pay as a consequence of receiving any payment made by the Corporation pursuant to this Agreement, except to the extent that, in computing income for income tax purposes, the Indemnified Party is entitled to deduct amounts paid by the Indemnified Party on account of Liabilities for which the Indemnified Party has been indemnified by the Corporation (or its insurers) under this Agreement.

"Proceeding" means any civil, criminal, administrative, investigative or other proceeding (including, without restriction, any claim, action, suit, application, litigation, charge, complaint, prosecution, assessment, reassessment, investigation, inquiry or hearing of any nature or kind) which (i) is made or asserted against or affects the Indemnified Party or in which the Indemnified Party is required by law to participate or in which the Indemnified Party participates at the request of the Corporation or where the Indemnified Party is made a witness or participant in any other respect in any such proceeding, and (ii) arises because the Indemnified Party is a director or officer (or serves in a similar capacity) of the Corporation or a former director or officer (or serves in a similar capacity) of the Corporation). Without limiting the generality of the foregoing, a Proceeding shall include any and every claim for liability and/or any legal, regulatory or investigative action or proceeding by any governmental or regulatory authority or any person, firm, corporation or other entity whatsoever, whether such action, proceeding or investigation be current, pending, anticipated, threatened or completed.

2. Claims Process

(a) The Indemnified Party shall, as a condition precedent to the right of the Indemnified Party to be indemnified under this Agreement, give the Chief Financial Officer of the Corporation (or any officer performing similar functions) written notice (an "Indemnification Notice") as soon as reasonably practicable of any Proceeding made or threatened to be made against the Indemnified Party for which indemnification may be sought hereunder, provided, however, that the failure to give notice in a timely fashion shall not disentitle the Indemnified Party to the right to indemnity under this Agreement except to the extent the Corporation suffers prejudice by reason of a delay.

(b) The Indemnified Party shall permit the Corporation to assume the defence of any claim or action described in the Indemnification Notice with counsel of its choice. Whether or not such defence is assumed by the Corporation, the Corporation will not be subject to any liability for any settlement made without its consent. The Corporation shall not settle, compromise or consent to the entry of any judgment or order in respect of any Proceeding without the prior written consent of the Indemnified Party, such consent not to be unreasonably withheld or delayed. The Corporation, if it assumes such defence, will not consent to any judgment or order or enter into any settlement that does not include, as an unconditional term thereof, the giving by the claimant or plaintiff to the Indemnified Party of a release from all liability with respect to such claim, action or proceeding. If the Corporation is not entitled to, or does not elect to, assume the defence of a claim, action or proceeding, the Corporation will not be obligated to pay the costs, fees and expenses of more than one counsel (which for these purposes includes a legal firm) for the Indemnified Party and any other directors or officers of the Corporation who are indemnified pursuant to similar indemnity agreements with respect to such claim, action or proceeding, unless a conflict of interest shall exist between the Indemnified Party and any other indemnified party with respect to such claim, action or proceeding, in which event the Corporation will be obligated to pay the fees and expenses of an additional counsel for each indemnified party or group of indemnified parties with whom a conflict of interest exists. In addition, the Indemnified Party shall give the Corporation such information and cooperation as it may reasonably require. If the Corporation becomes aware of any Proceeding or reasonably expects that a Proceeding will be made, the Corporation will give the Indemnified Party notice in writing promptly of such Proceeding or potential Proceeding.

3. Advance of Costs

The Corporation shall, as soon as reasonably practicable following a written request from the Indemnified Party, advance monies to the Indemnified Party for all charges and Expenses to be actually and reasonably incurred by the Indemnified Party in the monitoring, investigation, defence or appeal of any Proceeding in advance of the final disposition of the Proceeding (subject to Section 8). Such written request shall include or be preceded or accompanied by a written undertaking by or on behalf of the Indemnified Party that if, pursuant to Section 4 of this Agreement, the Corporation has no obligation or liability to indemnify the Indemnified Party under this Agreement, the Indemnified Party agrees to repay promptly any monies that have been advanced to the Indemnified Party by the Corporation pursuant to this Agreement.

4. Limitation

(a) The indemnity described in this Agreement shall not apply to (i) claims initiated by the Indemnified Party against the Corporation except for claims relating to the enforcement of this Agreement or (ii) claims initiated by the Indemnified Party against any other person or entity unless the Corporation has joined with the Indemnified Party in or consented to the initiation of that Proceeding.

(b) The Corporation will have no obligation or liability to indemnify the Indemnified Party under this Agreement, unless (i) the Indemnified Party acted honestly and in good faith with a view to the best interests of the Corporation; and (ii) in the case of a criminal or administrative action or proceeding that is enforced by a monetary penalty, the Indemnified Party had reasonable grounds for believing that his or her individual conduct was lawful.

(c) If after being reimbursed in respect of Liabilities pursuant to this Agreement, the Indemnified Party subsequently receives indemnification or reimbursement in respect of all or any part of such Liabilities from a source other than the Corporation, the amounts so advanced and paid by the Corporation shall be repaid by the Indemnified Party to the Corporation as soon as reasonably practicable following a written request for repayment to the extent that the Indemnified Party has received indemnification or reimbursement from such other source. For greater certainty, the Indemnified Party shall be entitled to indemnification hereunder solely to the extent that the indemnification received by the Indemnified Party under any directors' and officers' liability insurance policy maintained by the Corporation does not fully indemnify the Indemnified Party in respect of Liabilities.

5. Absence of Presumption

(a) For purposes of any determination under this Agreement, the Indemnified Party will be presumed to have acted honestly and in good faith and with a view to the best interests of the Corporation. The Corporation will have the burden of establishing the absence of good faith.

(b) For the purposes of Section 4 hereof, the termination of any civil, criminal or administrative action or other Proceeding by judgment, order, settlement, conviction or similar or other result shall not, of itself, create a presumption either that the Indemnified Party did not act honestly and in good faith with a view to the best interests of the Corporation or that, in the case of a criminal or administrative action or other Proceeding that is enforced by a monetary penalty, the Indemnified Party did not have reasonable grounds for believing that his or her individual conduct was lawful.

(c) The knowledge and/or actions, or failure to act, of any other director, officer, agent or employee of the Corporation or any subsidiary will not be imputed to the Indemnified Party for purposes of determining the Indemnified Party's right to indemnification under this Agreement.

6. Mandatory Obligation to Indemnify

Nothing in this Agreement, including Section 4 hereof, or otherwise, shall, directly or indirectly, in any way adversely affect or diminish the obligation of the Corporation to indemnify the Indemnified Party pursuant to Section 136 of the Business Corporations Act (Ontario) and the Corporation agrees to indemnify and shall indemnify the Indemnified Party pursuant to Section 136 of the Business Corporations Act (Ontario), and any re-enactment, replacement and successor thereof, and otherwise in accordance with the provisions of this Agreement.

7. Former Directors and Officers and Access to Information

(a) The Indemnified Party shall continue to be entitled to indemnification hereunder, even though the Indemnified Party may no longer be acting as a director or officer (or in a similar capacity) of the Corporation;

(b) The Indemnified Party and its advisors shall at all times be entitled to review during regular business hours all documents, records and other information with respect to the Corporation which are under the Corporation's control and which may be reasonably necessary in order to defend itself against any Proceeding that relates to, arises from or is based on its discharge of its duties in an indemnified capacity, provided that the Indemnified Party shall maintain all such information in strictest confidence except to the extent necessary for its defence. This Section 7(b) shall not apply where the Proceeding is initiated by the Corporation nor shall it apply where the review by the Indemnified Party and/or its advisors of any such documents, records or other information would, in the opinion of legal counsel to the Corporation, cause the Corporation to lose its entitlement to claim any legal privilege (solicitor/client/litigation or otherwise) with respect to the disclosure of same in any proceeding in any jurisdiction.

8. Application to Court

In respect of an action or other Proceeding by or on behalf of the Corporation to procure judgment in its favour to which the Indemnified Party is made a party by reason of being or having been a director or officer (or serving in a similar capacity) of the Corporation, the Corporation shall make application for, and use its reasonable best efforts to obtain, approval of the court in the applicable jurisdiction to indemnify the Indemnified Party against all Liabilities reasonably incurred by the Indemnified Party in connection with such action or Proceeding if:

(a) the Indemnified Party acted honestly and in good faith with a view to the best interests of the Corporation; and

(b) in the case of a criminal or administrative action or proceeding that is enforced by a monetary penalty, the Indemnified Party had reasonable grounds for believing that his or her individual conduct was lawful.

In respect of an action or other Proceeding by or on behalf of the Corporation to procure judgment in its favour in respect of which the Corporation is obligated by this Section 8 to make application for approval of the court in the applicable jurisdiction to indemnify the Indemnified Party, the Corporation shall advance monies pursuant to Section 3 and pay all such Expenses in respect of the final disposition of the action or Proceeding in question.

9. Waiver

No waiver of any of the provisions of this Agreement will constitute a waiver of any other provision (whether or not similar). No waiver will be binding unless executed in writing by the party to be bound by the waiver. A party's failure or delay in exercising any right under this Agreement will not operate as a waiver of that right. A single or partial exercise of any right will not preclude a party from any other or further exercise of that right or the exercise of any other right it may have.

10. Successors and Assigns

This Agreement becomes effective only when executed by all of the parties hereto. After that time, this Agreement and the benefit of all covenants herein contained will be binding upon and enure to the benefit of the parties and their respective successors, heirs, legal personal representatives, executors, administrators and permitted assigns.

Neither this Agreement nor any of the rights or obligations under this Agreement are assignable or transferable by the Indemnified Party without the prior written consent of the Corporation. The Corporation shall not assign this Agreement nor any of the rights or obligations under this Agreement without the prior written consent of the Indemnified Party; provided, however that this Agreement may be assigned by the Corporation to any successor (whether direct or indirect, and whether by purchase, merger, consolidation or otherwise) to all, substantially all or a substantial part of the business or assets of the Corporation.

11. Directors' and Officers' Insurance

The Corporation shall maintain an insurance policy or policies providing liability insurance for its current and former directors, officers or persons serving in a similar capacity for the Corporation, with coverage amounts and terms consistent with policies maintained by similarly situated public companies in its industry. The Indemnified Party shall be covered by such policy or policies in accordance with its or their terms to the maximum extent of the coverage available under any such policy or policies. The Corporation shall use its reasonable efforts to include the Indemnified Party as an insured under such insurance policy or policies. Upon receipt of a notice of a claim pursuant to the terms hereof, the Corporation shall give prompt notice of the commencement of such proceeding to the insurers in accordance with the procedures set forth in the respective policies. The Corporation shall thereafter take all necessary or desirable action to cause such insurers to pay, on behalf of the Indemnified Party all amounts payable as a result of such proceeding in accordance with the terms of such policies.

The Corporation shall, upon request of the Indemnified Party, provide a copy of each insurance policy providing the coverage contemplated by this Section promptly after coverage is obtained, and will promptly notify the Indemnified Party if the insurer cancels, makes material changes to coverage or refuses to renew coverage (or any part of the coverage). The Corporation will advise the Indemnified Party promptly after it becomes aware of any material change in or withdrawal or lapse in coverage of any directors' and officers' liability insurance policy maintained by the Corporation, details of any claim made under such a policy and the triggering of any extended reporting period applicable to any such policy.

12. Further Assurances

No amendment, alteration or repeal of this Agreement or any provision hereof shall limit or restrict any right of the Indemnified Party under this Agreement in respect of any action taken or omitted by such Indemnified Party prior to such amendment, alteration or repeal.

The Corporation hereby covenants and agrees that it will not take any action, including, without limitation, the enacting, amending or repealing of any by-law, which would in any manner adversely affect or prevent the Corporation's ability to perform its obligations under this Agreement.

This Agreement shall continue in full force and effect after the Indemnified Party has ceased to be a director or officer (or serving in a similar capacity) of the Corporation, and shall survive until thirty (30) days following the expiration of the statute of limitations applicable to any and all claims. This Agreement shall be deemed to have been in effect during all periods that the Indemnified Party is acting as a director or officer (or serving in a similar capacity) of the Corporation.

The parties shall do and perform and cause to be done and performed such further and other acts and things as may be necessary or desirable to give effect to this Agreement.

13. Subrogation

To the extent permitted by law, the Corporation shall be subrogated to all rights which the Indemnified Party may have under all policies of insurance or other contracts pursuant to which the Indemnified Party may be entitled to reimbursement of, or indemnification in respect of, any Liabilities borne by the Corporation pursuant to this Agreement. All of the actions of the Indemnified Party to assist the Corporation in securing and enforcing its subrogation rights shall themselves be subject to the terms of this Agreement.

14. Severability

If any provision of this Agreement is determined to be illegal, invalid or unenforceable by any court of competent jurisdiction from which no appeal exists or is taken, that provision will be severed from this Agreement and the remaining provisions will remain in full force and effect.

15. Governing Law

This Agreement will be governed by, interpreted and enforced in accordance with the laws of the Province of Ontario and the federal laws of Canada applicable therein.

16. Counterparts

This Agreement may be executed in any number of counterparts (including counterparts by facsimile or electronic transmission) and all such counterparts taken together will be deemed to constitute one and the same instrument.

17. Rights Not Excluded

This Agreement shall not operate to abridge or exclude any other rights to which the Indemnified Party may be entitled by operation of law or under any statute, by-law of the Corporation, Agreement, vote of shareholders of the Corporation, vote of disinterested directors of the Corporation or otherwise. This Agreement is to be deemed consistent wherever possible with relevant provisions of the by-laws of the Corporation; provided, however, that in the event of a conflict between this Agreement and such provisions, including any future amendment, modification, revocation or deletion thereof, the provisions of this Agreement shall control. To the extent that a change in applicable law, whether by statute or judicial decision, permits greater indemnification than would be afforded currently under the by-laws and/or this Agreement, it is the intent of the parties hereto that the Indemnified Party shall enjoy by this Agreement the greater benefits afforded by such change.

18. Partial Indemnification

If the Indemnified Party is entitled under any provision of this Agreement to indemnification by the Corporation for some or a portion of the Liabilities reasonably incurred by the Indemnified Party in respect of any Proceeding, but not, however, for the total amount thereof, the Corporation shall nevertheless indemnify and hold harmless the Indemnified Party for that portion for which the Indemnified Party is entitled to indemnification.

[Signature page follows]

Yours truly,

SPHERE 3D CORP.

Per:
⬤

Acknowledged and Agreed to on _____________________, 20⬤

⬤